Exhibit 4.1

WT	WISDOMTREE INVESTMENTS, INC.	SHARES

Common Stock		** **

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 97717P 10 4

See Reverse Side For

Certain Definitions

THIS CERTIFIES THAT                                                                                                                                                     is the owner of

**            **

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.01 PARE VALUE EACH OF

WisdomTree Investments, Inc.

transferable on the books of the Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This certificate is not valid until countersigned by the Transfer Agent.

WITNESS, the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED

PRESIDENT AND SECRETARY COUNTERSIGNED:	CHAIRMAN OF THE BOARD

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

(Jersey City, NJ)

TRANSFER AGENT

AUTHORIZED OFFICER

The Corporation will furnish to any stockholder, upon request and without charge, a full statement of the designations, powers, rights, preferences, qualifications, restrictions and limitations of the shares of each class and series of the capital stock of the Corporation authorized to be issued so far as the same have been determined. Such request may be made to the secretary of the Corporation.

Keep this certificate in a safe place. If it is lost, stolen or destroyed the company will require a bond of indemnity as a condition to the issuance of a replacement certificate

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - Custodian
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors
	and not as tenants in common	Act
(State)

Additional Abbreviations may also be used though not in the above list.

For value received,                                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares

of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                                                                                                                                          Attorney to transfer the said stock on the books of the within named Corporation will full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).